Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 17, 2026 with respect to the consolidated financial statements of Intelligent Protection Management Corp., included in its Annual Report (Form 10-K) for the years ended December 31, 2025 and 2024, filed with the Securities and Exchange Commission.

/s/ Grassi & Co., CPAs, P.C.
Grassi & Co., CPAs, P.C.

Jericho, New York
March 17, 2026